UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 30, 2010
ENTERPRISE PRODUCTS PARTNERS L.P.
(Exact name of registrant as specified in its charter)

Delaware	1-14323	76-0568219

(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1100 Louisiana, 10th Floor, Houston, Texas (Address of Principal Executive Offices)	77002 (Zip Code)
Registrant’s Telephone Number, including Area Code: (713) 381-6500
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On September 30, 2010, Enterprise Products Partners L.P., a Delaware limited partnership (the “Partnership”), entered into a Contribution Agreement (the “Contribution Agreement”) by and between Enterprise Products Company, a Texas corporation (“EPCO”), and the Partnership. Pursuant to the Contribution Agreement, EPCO agreed to contribute to the Partnership all of its rights, title and interest to all of the outstanding membership interests (the “ETC Member Interests”) in Enterprise Products Transportation Company LLC (d/b/a Enterprise Transportation Company), a Texas limited liability company (“ETC”), in exchange for consideration of 523,306 common units representing limited partner interests in the Partnership (“Common Units”). The Common Units issued as consideration for the ETC Member Interests were based on a $20 million purchase price. The purchase price was calculated using the average closing sales price for the Common Units for each trading day during the twenty consecutive trading days ending September 28, 2010, which was the date two business days immediately prior to the closing of the transactions contemplated by the Contribution Agreement.
     Pursuant to the Contribution Agreement, EPCO has agreed to indemnify the Partnership for certain pre-closing losses and other matters, subject to a $2.0 million deductible and a $20.0 million cap, and the Partnership has also agreed to indemnify EPCO for certain pre-closing losses assumed by ETC, post-closing losses and other matters. The Contribution Agreement contains other customary representations, warranties and covenants by each of the parties. The transactions contemplated by the Contribution Agreement closed effective at 11:59 p.m. Houston, Texas time on September 30, 2010.
     The description of the Contribution Agreement in this Current Report on Form 8-K is qualified in its entirety by reference to the full text of the Contribution Agreement, which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.
     ETC is the successor by merger and current owner of the Enterprise Transportation Company trucking business that was previously conducted by EPCO. The Contribution Agreement and the transactions contemplated thereby were approved by both the Audit, Conflicts and Governance Committee and the board of directors of the general partner of the Partnership.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

2.1	Contribution Agreement, dated as of September 30, 2010, by and between Enterprise Products Company and Enterprise Products Partners L.P.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTERPRISE PRODUCTS PARTNERS L.P.
	By:	ENTERPRISE PRODUCTS GP, LLC,
its General Partner

Date: October 1, 2010	By:	/s/ Michael J. Knesek
		Name:	Michael J. Knesek
		Title:	Senior Vice President, Controller and Principal Accounting Officer of the General Partner

Exhibit Index

Exhibit No.	Description

2.1	Contribution Agreement, dated as of September 30, 2010, by and between Enterprise Products Company and Enterprise Products Partners L.P.